GETFUGU, INC.

BOARD OF DIRECTORS
SERVICE AND INDEMNIFICATION AGREEMENT

THIS GETFUGU, INC., BOARD OF DIRECTORS SERVICE AND INDEMNIFICATION AGREEMENT (“Agreement”) is executed and entered into as of the date set forth below by and between GetFugu, Inc., a Nevada corporation, (the “Company”), and the undersigned, an individual (“Director”).  The Agreement is effective as of the date the Director was elected to the board of directors of the Company (the “Board”) with reference to the following facts:

A. The Company has requested that Director serve on its Board as a director.

B. In order to induce Director to serve on the Board, the Company has agreed to contractually obligate itself to indemnify Director to the fullest extent permitted by applicable law so that Director will serve or continue to serve the Company free from undue concern that he will not be so indemnified; and Director has agreed to serve on the Board in consideration of the foregoing.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Director hereby covenant and agree as follows:

1. Service By Director.  Director agrees to serve as a member of the Board, for the Term, subject to the right of Director to resign from the Board at any time, and other terms and conditions of this Agreement set forth below. Notwithstanding the foregoing, Director may at any time and for any reason resign from such position, subject to the provisions of this Agreement and any contractual or other obligation imposed by operation of law.

1.1 Duties.  As an independent member of the Board, Director shall use his reasonable best efforts to perform the duties commonly incident to the office and as set forth in the Company Bylaws, including, without limitation:

1.1.1 attending (in person or telephonically) in all regular and special meetings of the Board;

1.1.2 reviewing the performance of the officers of the Company;

1.1.3 making himself reasonably available for consultation with the officers of the Company immediately before and after Board meetings, as needed; and

1.1.4 doing all other things reasonably requested by the Board in order to advance the business and economic interests of the Company and its shareholders.

1.2 Fiduciary Duty.  Director acknowledges and agrees that in his capacity as a member of the Board, he has a fiduciary duty to the Company and its shareholders. Director further covenants and agrees to use his reasonable best efforts to comply with and abide by all written policies, procedures, guidelines and governing principles as may be adopted by the Board from time to time; to serve the Company faithfully and to the best of his ability; and to devote that amount of time, attention and effort to the Company which is reasonably necessary in order to satisfy the requirements of the Board.

2. Term.  This Agreement shall be effective as of the date first set forth below (the “Effective Date”) and shall continue for so long as Director shall serve on the Board as a director (the “Termination Date”). This Agreement will terminate automatically without the necessity of further notice or action of any kind upon the Termination Date, or earlier upon Director’s resignation or removal from the Board in accordance with the Company’s Bylaws and applicable law. Following the Termination Date, the Company shall continue to indemnify Director in accordance with the indemnification rights provided in Section 4, for actions pertaining to the period prior to the Termination Date and the obligation of the Company under Section 4 shall remain in full force and effect.

3. Protection of Company Property.

3.1 Restriction on Use.  Director recognizes and acknowledges that he will have access to Confidential Information (as defined below) relating to the business or interest of the Company or of persons with whom the Company may have business relationships. Except as permitted herein or as may be approved by the Company from time to time, the Director will not during the Term of this Agreement or at any time thereafter, use, disclose or permit to be known by any other person or entity, any Confidential Information of the Company (except as required by applicable law or regulations or in connection with the performance of the Director’s duties and responsibilities hereunder). If Director is requested or becomes legally compelled to disclose any of the Confidential Information, he will give (to the extent permitted by law) prompt notice of such request or legal compulsion to the Company. The Company may waive compliance with this Section 3 or will then provide Director with legal counsel, reasonably acceptable to the Director, at no cost or expense to Director (all such costs and expenses to be paid by the Company) to seek an appropriate remedy.

3.2 Confidential Information Defined.  The term “Confidential Information” means information relating to the Company’s business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, vendor and supplier lists, employee lists, employment agreements (other than this Agreement), personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, customer lists, commercial arrangements, or any other information relating to the Company’s business that is not generally known to the public or to actual or potential competitors of the Company. Confidential Information shall not include information that becomes publicly known, other than pursuant to a breach of this Section 3 by Director.

4. Indemnification.  The Company shall indemnify Director and hold the Director harmless to the fullest extent permitted by applicable law in effect on the Effective Date or as such laws may from time to time be amended. Without diminishing the scope of the indemnification provided by this Section 4, the rights of indemnification of the Director provided hereunder shall include, but shall not be limited to, those rights set forth hereinafter, except to the extent expressly prohibited by applicable law.

4.1 Action Other Than by or in the Right of the Company.  The Director shall be entitled to the indemnification rights provided in this Section 4.1 if he is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, or proceeding, whether civil, criminal, administrative or investigative in nature, other than an action by or in the right of the Company, by reason of the fact that he is or was a director of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, partner or fiduciary of any other entity or by reason of anything done or not done by him in any such capacity. Pursuant to this Section 4.1, the Director shall be indemnified against and held harmless from all costs and expenses, including, without limitation, attorneys’ fees and disbursements, costs, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof), if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The Director agrees promptly to notify the Company in writing upon being personally served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, either civil, criminal or investigative.

4.2 Actions by or in the Right of the Company.  The Director shall be entitled to the indemnification rights provided in this Section 4.2 if he is a person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, partner or fiduciary of any other entity by reason of anything done or not done by him in any such capacity. Pursuant to this Section 4.2, the Director shall be indemnified against and held harmless from all costs and expenses, including, without limitation, attorneys’ fees and disbursements and costs actually and reasonably incurred by him in connection with such action or suit (including, but not limited to, the investigation, defense, settlement or appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which applicable law expressly prohibits such indemnification by reason of an adjudication of liability of the Director to the Company, unless, and only to the extent that the court in which such action or suit was brought or an independent committee duly appointed by the Board shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, the Director is fairly and reasonably entitled to indemnification for such expenses and costs as such court shall deem proper.

4.3 Indemnification for Costs, Charges and Expenses.  Notwithstanding the other provisions of this Agreement and in addition to the rights to indemnification set forth in Sections 4.1 and 4.2 hereof, to the extent that the Director has served as a witness on behalf of the Company or with respect to any matter relating to or arising from his services as a director or has been successful on the merits or otherwise, including, without limitation, the dismissal of an action, suit or proceeding without prejudice, in defense of any action, suit or proceeding referred to in Sections 4.1 and 4.2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses, including attorneys’ fees and disbursements, actually and reasonably incurred by him or on his behalf in connection therewith.

4.4 Partial Indemnification.  In addition to the rights to indemnification set forth in Sections 4.1 and 4.2 hereof, if the Director is only partially successful in the defense, investigation, settlement or appeal of any action, suit, investigation or proceeding described in Section 4.2 or 4.3 hereof, and as a result is not entitled under Section 4.1, 4.2 or 4.3 hereof to indemnification by the Company for the total amount of the expenses, including, without limitation, attorneys’ fees and disbursements, costs, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him, the Company shall nevertheless indemnify the Director, as a matter of right pursuant to Section 4.3 hereof, to the extent that the Director has been partially successful.

4.5 Request for Indemnification; Presumptions.  In order to be eligible for indemnification pursuant to this Agreement, Director shall promptly provide written notice regarding the existence of any action, suit, proceeding or claim (each a “Claim”), after the Director obtains actual knowledge thereof, for which indemnification is being sought pursuant to this Agreement, together with a written request for indemnification to the Board. Such notice shall also include all documentation or information regarding the Claim which is reasonably in possession and control of the Director. Upon delivery of such written notice and request, the Director shall be presumed to be entitled to indemnification pursuant to this Agreement and shall be indemnified hereunder.

4.6 Advancement of Expenses and Costs.  All reasonable expenses and costs incurred by the Director (including, without limitation, attorneys’ fees and disbursements, retainers and advances of disbursements required of the Director) in connection with the defense of any Claim shall be paid by the Company in advance of the final disposition of such Claim, at the request of the Director within ten (10) days after the receipt by the Company of a statement or statements from the Director from time to time requesting such advances. Such statement or statements shall reasonably evidence the expenses and costs incurred by Director in connection therewith and shall include or be accompanied by an undertaking by or on behalf of the Director to repay such amount if it is ultimately determined that the Director is not entitled to be indemnified against such expenses and costs by the Company as provided by this Agreement or otherwise.

4.7 Remedies of Director.  In the event that a determination is made that the Director is not entitled to indemnification hereunder or if expenses are not advanced pursuant to this Agreement, the Director shall be entitled to a final adjudication in an appropriate court of the State of Nevada or any other court of competent jurisdiction of his entitlement to such indemnification or advance. Alternatively, the Director at his option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration. In either case, Director shall be presumed to be entitled to indemnification and the Company shall have the burden of proof in the making of any determination contrary to such presumption. In addition, the Company shall not oppose the Director’s right to seek any such adjudication or award in arbitration or any other claim, but may only oppose the Director’s right to indemnification. Such judicial proceeding or arbitration shall be made de novo and the Director shall not be prejudiced by reason of a determination (if so made) that he is not entitled to indemnification. Notwithstanding any other term or provision of this Agreement, upon the filing of any such action or complaint by Director, pending final adjudication of the issue, the Company shall pay and advance all reasonable expenses and costs incurred by Director in accordance with Section 4.6 of this Agreement, as well as all other amounts payable on Director’s behalf pursuant to Sections 4.1 and 4.2 of this Agreement. If the court or arbitrator shall determine that the Director is entitled to any indemnification hereunder, the Company shall pay all reasonable costs and expenses, including, without limitation, attorneys’ fees and disbursements actually incurred by the Director in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings).

4.8 Other Rights to Indemnification. The indemnification and advancement of expenses, including attorneys’ fees and disbursements, and costs provided by this Agreement shall not be deemed exclusive of any other rights to which the Director may now or in the future be entitled under any provision of the by-laws, agreement, provision of the Articles of Incorporation, vote of stockholders or disinterested directors, provision of law or otherwise and shall be in addition to such other rights.

4.9 Insurance.  The Company shall at all times during the Term of this Agreement maintain a standard ocurrence based policy of D&O insurance covering the actions of the Board, including those of Director, on behalf of the Company, in an amount to be determined by the Board.

5. General Provisions.

5.1 Modification and Waiver.  No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

5.2 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

5.3 Severability.  If any provision of this Agreement (or any portion thereof) is held by an arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatever: (a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision and such modified provision shall be reduced to a writing and signed by the parties hereto; (b) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable.

5.4 Notices.  Any notice or other communication in connection with this Agreement may be made and is deemed to be given as follows: (i) if in writing and delivered in person or by courier, on the date when it is delivered; (ii) if by facsimile, when received at the correct number (proof of which shall be an original facsimile transmission confirmation slip or equivalent); or (iii) if sent by certified or registered mail or the equivalent (return receipt requested), on the date such mail is delivered, unless the date of that delivery is not a Business Day or that communication is delivered on a Business Day but after the close of business on such Business Day in which case such communication shall be deemed given and effective on the first following Business Day. Any such notice or communication given pursuant to this Section 5.4 shall be addressed if to Company, at its main office, attention President, and if to Director, at his address as maintained on file with Company.

5.5 Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the state of incorporation, without regard to conflicts of law principles thereof. Venue for any suit or action to enforce or interpret this Agreement shall lie exclusively in the State and Federal courts of Los Angeles County, California.

5.6 Attorney Fees.  If any suit or action is instituted to enforce or interpret this Agreement, the prevailing party shall be entitled, in addition to the cost of disbursements otherwise allowed by law, such sum as the court or arbitrator may adjudge as reasonable attorneys’ fees and expenses in such suit or action.

5.7 Entire Agreement. This Agreement and the exhibit hereto constitute the agreement of the parties as it relates to this subject matter and does hereby supersede all other agreements of the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Board of Directors Service and Indemnification Agreement as of the Effective Date.

Dated: _________________________, 20___

GETFUGU, INC.,	DIRECTOR
A Nevada corporation

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